Exhibit 2.1

AMENDMENT NO. 2 TO

ASSET PURCHASE AGREEMENT

This Amendment No. 2 to the Asset Purchase Agreement (this “Amendment”) is dated as of September 23, 2010, by and between ADPT Corporation, formerly known as Adaptec, Inc., a Delaware corporation (“Seller”), and PMC-Sierra, Inc., a Delaware corporation (“Buyer”).

WHEREAS, each of the parties hereto entered into that certain Asset Purchase Agreement, dated as of May 8, 2010 (the “Asset Purchase Agreement”) and amended on June 8, 2010; and

WHEREAS, each of the parties hereto now desires to amend the Asset Purchase Agreement as more particularly described herein.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions Used Herein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth for such terms in, or incorporated by reference into, the Asset Purchase Agreement.

Section 2. Amendment.

(a) Schedule 2.1(d) to the Asset Purchase Agreement is hereby modified as described in Annex 2.1(d) hereto.

(b) Schedule A to Exhibit D to the Asset Purchase Agreement is hereby modified as described in Schedule A hereto.

(c) Exhibit F to the Asset Purchase Agreement is hereby modified as described in Annex F hereto.

(d) For the avoidance of doubt, the parties acknowledge and agree that the patents hereby added to Schedule 2.1(d) to the Asset Purchase Agreement shall be considered Purchased Assets from the date of the Closing under the Asset Purchase Agreement and that the patents hereby deleted from Schedule 2.1(d) to the Asset Purchase Agreement shall be considered Excluded Assets from the date of the Closing under the Asset Purchase Agreement.

Section 3. Miscellaneous.

(a) Effect; Ratification. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to, or an acknowledgment of, any amendment, waiver or modification of any other term or condition of the Asset Purchase Agreement or of any other instrument or agreement referred to therein or (ii) prejudice any right or remedy which any party hereto may now have or may have in the future under or in connection with the Asset Purchase Agreement, as amended hereby, or any other instrument or agreement referred to therein. Each reference in the Asset Purchase Agreement to “this Agreement,” “herein,” “hereof” and words of like import and each reference in the Related Agreements shall mean the Asset Purchase Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Asset Purchase Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Asset Purchase Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

(b) Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.

(c) Severability. Any provision contained in this Amendment that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

(d) Governing Law. The provisions of Section 11.4 of the Asset Purchase Agreement shall govern this Amendment.

(e) Headings. Titles and headings of sections of this Amendment are for convenience of reference only and shall not affect the construction of any provision of this Amendment.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BUYER:	PMC-SIERRA, INC.

	By:	/s/ RA’ED ELMURIB
		Name:	Ra’ed Elmurib
		Title:	Vice President, Corporate Development and General Manager, Microprocessors Products Division

SELLER:	ADPT CORPORATION

	By:	/s/ MARY L. DOTZ
		Name:	Mary L. Dotz
		Title:	Vice-President and Chief Financial Officer

[Signature Page to Amendment No. 2 to Asset Purchase Agreement]

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